EMPLOYMENT AGREEMENT

     This Employment Agreement is made and entered into as of the 6th day of March, 1997, among PAMIDA HOLDINGS CORPORATION ("Holdings"), a Delaware corporation, PAMIDA, INC. ("Pamida"), a Delaware corporation, and GEORGE R. MIHALKO (the "Executive"). Holdings and Pamida collectively are referred to in this Employment Agreement as the "Companies".

                                     * * *

     WHEREAS, Pamida is a wholly-owned subsidiary of Holdings; and

     WHEREAS, the Executive currently is employed by Pamida and serves as Senior Vice President and Chief Financial Officer of both Holdings and Pamida; and

     WHEREAS, the Executive is actively involved in all aspects of the financial management of the Companies; and

     WHEREAS, the Companies desire to provide for the continued services of the Executive; and

     WHEREAS, the Companies desire concurrently to retain and employ the Executive as Senior Vice President and Chief Financial Officer for an extended period of time; and

     WHEREAS, the Executive desires to accept such concurrent and extended employment;

     NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants and agreements of the parties contained in this document, the Companies and the Executive agree as follows:

     1. EMPLOYMENT AND DUTIES. Each of the Companies hereby employs the Executive as Senior Vice President and Chief Financial Officer throughout the term of this agreement and agrees to cause the Executive from time to time to be elected or appointed to such corporate offices (or such other more senior corporate offices as the Boards of Directors of the Companies may specify) or positions. The duties and responsibilities of the Executive shall include the duties and responsibilities of the Executive's corporate offices and positions referred to above which are set forth in the respective bylaws of the Companies from time to time, responsibility for the financial management of the Companies (subject to the direction of the Chief Executive Officer of the Companies), and such other duties and responsibilities consistent with the Executive's corporate offices and positions referred to above and this agreement which the Board of Directors of Holdings (the "Board") or the Chief Executive Officer of the Companies from time to time may assign to the Executive. If the Executive is elected or appointed as a director of Pamida or Holdings or as an officer or director of any of the respective subsidiaries of the Companies during the term of this agreement, then he also shall serve in such capacity or capacities but without additional compensation.

     2. TERM. The term of this agreement shall begin on the date of this agreement and shall continue thereafter through March 5, 2000, unless sooner terminated in accordance with this agreement.

     3. PLACE OF EMPLOYMENT. The executive offices of the Companies shall be located in Omaha, Nebraska, during the term of this agreement, and the Executive will not be required to relocate or transfer his principal residence from the immediate vicinity of Omaha, Nebraska.

     4. BASE SALARY. For all services to be rendered by the Executive pursuant to this agreement, the Companies agree to pay the Executive a base salary at an annual rate of Two Hundred Ten Thousand Dollars ($210,000.00) during the term of this agreement (the "Base Salary"). The Base Salary shall be paid in periodic installments in accordance with the Companies' regular payroll practices. The Board or the Compensation Committee of the Board shall review the Base Salary at least annually as of the payroll payment date nearest to May 1 (beginning in 1998); and the Companies agree to make such increases in the Base Salary as the Board may approve from time to time. Once established at a specific increased annual rate, the Base Salary thereafter may not be reduced by the Companies without the Executive's written consent.

     5. INCENTIVE BONUS FOR FISCAL 1998. In addition to the Executive's Base Salary and any other benefits to which the Executive is entitled under this agreement but subject to all of the provisions of this paragraph, the Executive also shall be entitled to receive an incentive bonus (the "Incentive Bonus") from the Companies for the fiscal year of Holdings ending February 1, 1998 ("Fiscal 1998"), in accordance with the following provisions of this paragraph:

(a) If the consolidated earnings of Holdings and its subsidiaries (on a first-in, first-out basis with respect to merchandise inventories) before interest, taxes, depreciation, and amortization for Fiscal 1998 (the "EBITDA") are less than $42,000,000, then the Executive shall not be entitled to any incentive bonus for Fiscal 1998.

(b) If the EBITDA equals or exceeds $42,000,000, then the Executive's incentive bonus for Fiscal 1998 shall be determined as a percentage of the Executive's base salary from the matrix attached to this agreement taking into account (i) the EBITDA and (ii) the percentage increase in the comparable store sales of Pamida for Fiscal 1998 compared with the fiscal year ended February 2, 1997. Comparable store sales percentage increases shall be determined in accordance with Pamida's historical practices.

(c) For purposes of such matrix, comparable store sales percentage increases of more than 9% shall be treated as increases of 9%, and EBITDA of more than $52,000,000 shall be treated as EBITDA of $52,000,000.

(d) For purposes of applying such matrix, the Executive's base salary shall be the Executive's base salary in effect on February 1, 1998.

(e) The maximum incentive bonus that the Executive shall have the opportunity to earn for Fiscal 1998 is 57.5% of the Executive's applicable base salary.

(f) EBITDA amounts between whole millions of dollars and comparable store sales percentage increases between whole percentages shall be interpolated on a straight-line basis for purposes of applying such matrix.

(g) Solely by way of illustration of the application of such matrix, if the EBITDA is $44,250,000 and the comparable store sales percentage increase for Fiscal 1998 is 4.6%, then the Executive's incentive bonus for Fiscal 1998 would be 19.5% of the Executive's applicable base salary.

The Executive's incentive bonus for Fiscal 1998 (if any) shall be paid to the Executive as soon as practicable after Holdings has received the final audit report with respect to Fiscal 1998 from its independent accountants.

     6. INCENTIVE BONUS FOR LATER FISCAL YEARS. In addition to the Executive's Base Salary and any other benefits to which the Executive is entitled under this agreement but subject to all of the provisions of this paragraph, the Executive also shall be entitled to earn an incentive bonus from the Companies for the fiscal years of Holdings ending in 1999, 2000, and 2001. On or before December 31, 1997, 1998, and 1999, the Executive and the Board shall agree upon an incentive bonus program for the Executive for the fiscal years of Holdings ending in 1999, 2000, and 2001, respectively. Each such incentive bonus program shall be reflected in a written amendment to this agreement. The Executive and the Companies understand and acknowledge that, among other things, such annual incentive bonus programs will involve the achievement by the Companies of various financial objectives, which may include but are not limited to sales and earnings, and also may include the achievement by the Companies of various non-financial objectives.

     7. EXPENSES. During the term of this agreement, the Executive shall be entitled to prompt reimbursement by the Companies of all reasonable ordinary and necessary travel, entertainment, and other expenses incurred by the Executive (in accordance with the policies and procedures established by the Companies for their respective senior executive officers) in the performance of his duties and responsibilities under this agreement; provided, that the Executive shall properly account for such expenses in accordance with the policies and procedures of the Companies.

     8. OTHER BENEFITS. During the term of this agreement, the Executive shall be entitled to receive from the Companies all of the fringe benefits which Pamida was providing or was obligated to provide to the Executive as of the date of this agreement, including but not limited to (i) medical, hospital, dental, disability, and life insurance plans and coverages, (ii) unreimbursed medical expense reimbursement plans (Exec-U-Care), (iii) a cash automobile allowance up to the annual amount set forth in Exhibit A to this agreement, (iv) professional financial, tax, and estate planning services up to the annual amount set forth in Exhibit A to this agreement, and (v) such other fringe benefits as may be reflected in Exhibit A attached to this agreement. During the term of this agreement, the Executive also shall be entitled to participate in such other benefit plans or programs which the Companies from time to time may make available either to their respective employees generally or to some or all of their respective senior executive officers, such as but not limited to Pamida's 401(k) plan and Pamida's 1995 Deferred Compensation Plan.

     9. VACATIONS AND HOLIDAYS. The Executive shall be entitled to paid vacations and holidays in accordance with the policies of the Companies in effect from time to time for their respective senior executive officers, but not less than four (4) weeks of vacation during each fiscal year.

     10. OTHER ACTIVITIES. The Executive shall devote substantially all of his working time and efforts during the normal business hours of the Companies to the business and affairs of the Companies and to the diligent and faithful performance of the duties and responsibilities assigned to him pursuant to this agreement, except for vacations, holidays, and sick days. However, the Executive may devote a reasonable amount of his time to civic, community, or charitable activities, to service on the governing bodies or committees of trade associations of which either or both of the Companies are members, and, with the prior approval of the Chief Executive Officer of the Companies, to service as a director of other corporations and to other types of activities not expressly mentioned in this paragraph, so long as the activities referred to in this sentence do not materially interfere with the proper performance of the Executive's duties and responsibilities under this agreement. The Executive also shall be free to manage and invest his assets in such manner as will not require any substantial services by the Executive in the conduct of the businesses or affairs of the entities or in the management of the properties in which such investments are made, so long as such activities do not materially interfere with the proper performance of the Executive's duties and responsibilities under this agreement.

     11. TERMINATION.

     (a) TERMINATION BECAUSE OF DEATH. The Executive's employment by the Companies under this agreement shall terminate upon his death. If the Executive's employment under this agreement terminates because of his death, then the Executive's estate or his beneficiaries (as the case may be) shall be entitled to receive the following compensation and benefits from the Companies:

          (i) The Base Salary (as then may be applicable) through the date of the Executive's death;

          (ii) A pro rata portion of the Executive's annual incentive bonus for the fiscal year in which his death occurs (computed as if the Executive were employed by the Companies throughout such fiscal year), based upon the number of days in such fiscal year elapsed through the date of the Executive's death as a proportion of the total number of days in such fiscal year, to be paid at the same time that such incentive bonus would have been paid had the Executive's death not occurred;

          (iii)Any other amounts earned, accrued, or owed to the Executive under this agreement but not paid as of the date of the Executive's death; and

          (iv) Any other benefits payable by reason of the Executive's death under any benefit plans or programs of the Companies in effect on the date of the Executive's death.

     (b) TERMINATION BECAUSE OF DISABILITY. If the Executive becomes incapable by reason of physical injury, disease, or mental illness of substantially performing his duties and responsibilities under this agreement for a continuous period of six (6) months or more, then at any time after the elapse of such six-month period and while such disability is continuing Holdings may terminate the Executive's employment by the Companies under this agreement. If the Executive's employment under this agreement is terminated by Holdings because of such disability on the part of the Executive, then the Executive shall be entitled to receive the following compensation and benefits from the Companies:

          (i) The Base Salary (as then may be applicable) through the effective date of such termination;

          (ii) A pro rata portion of the Executive's annual incentive bonus for the fiscal year of the Companies in which such termination occurs (computed as if the Executive were employed by the Companies throughout such fiscal year), based upon the number of days in such fiscal year elapsed through the effective date of such termination as a proportion of the total number of days in such fiscal year, to be paid at the same time that such incentive bonus would have been paid if such termination had not occurred;

          (iii)Any other amounts earned, accrued, or owed to the Executive under this agreement but not paid as of the effective date of such termination; and

          (iv) Any  other  benefits   payable  by  reason  of  the   Executive's
               disability under any benefit plans or programs of the Companies in effect on the effective date of such termination.

     (c) TERMINATION FOR CAUSE. Holdings may terminate the Executive's employment by the Companies under this agreement for cause; however, for purposes of this agreement "cause" shall mean only (i) the Executive's confession or conviction of theft, fraud, embezzlement, or any other crime involving dishonesty with respect to the Companies or any parent, subsidiary, or affiliate of the Companies, (ii) the Executive's excessive absenteeism (other than by reason of physical injury, disease, or mental illness) without reasonable cause, (iii) material violation by the Executive of the provisions of Paragraph 13, (iv) habitual and material negligence by the Executive in the performance of his duties and responsibilities under or pursuant to this agreement and failure to cure such negligence within thirty (30) days after his receipt of a written notice from the Board setting forth in reasonable detail the particulars of such negligence, (v) material non-compliance by the Executive with his obligations under Paragraph 10 and failure to correct such non-compliance within thirty (30) days after his receipt of a written notice from the Board setting forth in reasonable detail the particulars of such non-compliance, or (vi) material failure by the Executive to comply with a lawful directive of the Board and failure to cure such non-compliance within thirty (30) days after his receipt of a written notice from the Board setting forth in reasonable detail the particulars of such non-compliance. In no event shall the results of the Companies' operations or any business judgment made in good faith by the Executive constitute an independent basis for termination for cause of the Executive's employment under this agreement. Any termination of the Executive's employment for cause must be authorized by a majority vote of the Board taken not later than twelve (12) months after a majority of the members of the Board (other than the Executive) have actual knowledge of the occurrence of the event or conduct constituting the cause for such termination. If the Executive's employment under this agreement is terminated by Holdings for cause, then the Executive shall be entitled to receive the following compensation and benefits from the Companies:

          (i) The Base Salary (as then may be applicable) through the effective date of such termination;

          (ii) Any other amounts earned, accrued, or owed to the Executive under this agreement but not paid as of the effective date of such termination; and

          (iii)Any other benefits payable to the Executive upon his termination for cause under any benefit plans or programs of the Companies in effect on the effective date of such termination.

     (d) TERMINATION WITHOUT CAUSE PRIOR TO A SIGNIFICANT CORPORATE Event. If, prior to the occurrence of a Significant Corporate Event, Holdings or Pamida terminates the Executive's employment under this agreement for any reason other than cause or the Executive's death or disability, then (without limiting any other rights or claims which the Executive may have for breach of this agreement by the Companies or otherwise) the Executive shall be entitled to receive the following compensation, benefits, and other payments from the Companies:

          (i) The Base Salary (as then may be applicable) through March 5, 2000, to be paid at the same times that the Base Salary (as then may be applicable) would have been paid if such termination had not occurred; provided, that if the Executive commences employment with another employer, whether as an employee or as a consultant, prior to March 5, 2000 (for purposes of this subparagraph (d), the "Other Employment"), then such payments of the Base Salary shall be reduced from time to time by the aggregate amount of salary or consulting fees received or receivable by the Executive from the Other Employment for services performed by him during the period from the commencement of the Other Employment through March 5, 2000, but in no event shall the Executive be required to repay to the Companies any portion of any payments made to the Executive pursuant to this subparagraph (i) for any periods prior to the periods during which the Executive earned such salary or consulting fees from the Other Employment;

          (ii) A pro rata portion of the Executive's annual incentive bonus for the fiscal year of the Companies in which such termination occurs (computed as if the Executive were employed by the Companies throughout such fiscal year), based upon the number of days in such fiscal year elapsed through the effective date of such termination as a proportion of the total number of days in such fiscal year, to be paid at the same time that such incentive bonus would have been paid if such termination had not occurred;

          (iii)Any other amounts earned, accrued, or owed to the Executive under this agreement but not paid as of the effective date of such termination;

          (iv) Continued participation in the following benefit plans or programs of the Companies which may be in effect from time to time, to the extent that such continued participation by the Executive is permitted under the terms and conditions of such plans (unless such continued participation is restricted or prohibited by applicable governmental regulations governing such plans), until the first to occur of March 5, 2000, or (separately with respect to the termination of each benefit) the provision of a substantially equivalent benefit to the Executive by another employer of the Executive:

               (1) Group medical/hospital insurance, (2) Group dental insurance,
               (3) Group life insurance, (4) Executive life insurance, (5) Group long-term disability insurance, (6) Exec-U-Care medical expense reimbursement insurance, (7) Professional financial, tax, and estate planning services, (8) Automobile allowance, (9) Annual physical examination;

               however, if continued participation by the Executive in any of the foregoing benefit plans or programs of the Companies is not permitted under the terms and conditions of any of such plans or programs, then in lieu of continued participation in such plan or program the Companies shall pay to the Executive in cash an amount equal to the cost that the Companies would have incurred with respect to the Executive if the Executive were permitted to continue as a participant in such plan or program during the applicable period; and the Companies agree not to unilaterally take any action which would prevent the Executive from continuing to participate in any of such plans or programs unless such action similarly affects all other participants in such plans or programs; and

          (v) Any other benefits payable to the Executive upon his termination without cause under any benefit plans or programs of the Companies in effect on the effective date of such termination, except that the Executive shall not be entitled to any severance pay or severance benefits unless such termination occurs after March 5, 1999, in which latter case the effective date of the Executive's termination shall be deemed to be the date on which he received a Notice pursuant to Paragraph 12, and the provisions of Paragraph 12 shall apply.

The Companies agree that they will not terminate the Executive's employment under this agreement without cause solely for the purpose of avoiding the obligations of the Companies to pay or provide any bonus or other compensation or benefits to the Executive the payment or provision of which is conditioned upon the Executive's continuing in the employ of the Companies for a particular period of time. Notwithstanding the foregoing provisions of this subparagraph
(d), in the event of the Executive's death subsequent to the termination of his employment for a reason other than cause or the Executive's disability and prior to March 5, 2000, then (1) the compensation, benefits, and other payments to which the Executive is entitled under this subparagraph (d) shall terminate (and, when applicable, be computed) as of the date of the Executive's death and
(2) the Executive's estate or beneficiaries (as the case may be) shall be entitled to receive any other benefits payable by reason of the Executive's death under any benefit plans or programs of the Companies in effect and in which the Executive was participating on the date of his death.

     (e) CONSTRUCTIVE TERMINATION. If at any time during the term of this agreement the Board materially alters the duties and responsibilities of the Executive provided for in Paragraph 1 without the Executive's written consent, then, at the election of the Executive (such election to be made by written notice from the Executive to the Board), (i) such action by the Board shall constitute a constructive termination of the Executive's employment by the Companies without cause, (ii) the Executive may resign from his offices and positions with the Companies and shall not be obligated to perform any further services of any kind to or for the Companies, and (iii) the Executive shall be entitled to receive from the Companies all of the compensation, benefits, and other payments described in subparagraph (d) of this Paragraph 11 (as if the effective date of the Executive's resignation were the effective date of his termination for purposes of determining such compensation, benefits, and other payments), subject to all of the provisions and conditions of such subparagraph
(d).

     (f) TERMINATION WITHOUT CAUSE AFTER A SIGNIFICANT CORPORATE EVENT. If, after the occurrence of a Significant Corporate Event, Holdings, Pamida, or any Permitted Assignee of this agreement under Paragraph 16 terminates the Executive's employment under this agreement for any reason other than cause or the Executive's death or disability, then the Executive shall be entitled to receive the following compensation, benefits, and other payments (without duplication) from the Companies and the Permitted Assignee, if any (all of whom shall be jointly and severally liable therefor):

          (i) All of the compensation, benefits, and other payments from the Companies which are described in subparagraph (d) of this Paragraph 11, subject to the final sentence of such subparagraph
               (d); and

          (ii) An annual incentive bonus for each of the two (2) successive twelve-month periods following the effective date of such termination in an amount equal to the average amount of the incentive bonuses received by the Executive from the Companies for the three fiscal years of the Companies ending prior to the fiscal year in which such termination occurs, such annual
               incentive   bonuses   to  be  paid  on  the  first   and   second
               anniversaries of the effective date of such termination; provided, that (1) if such termination occurs after March 5, 1998, and before March 6, 1999, then the annual bonus for the second of such two twelve-month periods shall be prorated based upon the number of days from the first anniversary of the effective date of such termination through March 5, 2000, as a proportion of 365, (2) if such termination occurs after March 5, 1999, and before March 6, 2000, then the annual bonus for the first of such two twelve-month periods shall be prorated based upon the number of days from the first anniversary of the effective date of such termination through March 6, 2000, as a proportion of 365, and no annual bonus shall be payable for the second of such two twelve-month periods, (3) each such annual bonus shall be reduced by any bonuses received or receivable by the Executive from the Other Employment (if any) referred to in subparagraph (d)(i) of this Paragraph 11 for services performed by him during the twelve-month period corresponding to a twelve-month period referred to in this subparagraph (ii); and
               (4) in the event of the Executive's death during either of such two twelve-month periods, any incentive bonus to which the Executive would be entitled for the twelve-month period in which his death occurred shall be prorated and paid to the Executive's estate or beneficiaries (as the case may be) in the manner set forth in subparagraph (a)(iii) of this Paragraph 11, and no incentive bonus shall be payable for the subsequent twelve-month period (if any).

The Executive agrees to accept the compensation, benefits, and other payments provided for in this subparagraph (f) as full and complete liquidated damages for any breach of this agreement resulting from the termination of the Executive's employment under this agreement, after the occurrence of a
Significant Corporate Event, for a reason other than cause or the Executive's death or disability; and the Executive shall not have any other rights or claims in respect of such breach.

     (g) NOTICE OF OTHER EMPLOYMENT AND OF BENEFITS. The Executive promptly shall notify the Companies in writing of (i) his acceptance of the Other Employment referred to in subparagraph (d) of this Paragraph 11, (ii) the effective date of such Other Employment, and (iii) the amount of salary or consulting fees and the amount of any bonuses which the Executive receives or is entitled to receive from the Other Employment for services performed by him during the period from the commencement of the Other Employment through March 5, 2000. Whenever relevant for purposes of this Paragraph 11, the Executive also promptly shall notify the Companies of his receipt from another employer of any benefits of the types referred to in subparagraph (d)(iv) of this Paragraph 11. Such information shall be updated by the Executive whenever necessary to keep the Companies informed on a current basis.

     12. NOTICE OF NONRENEWAL. If the Companies determine not to continue the employment of the Executive after the expiration of the term of this agreement at a base salary at least equal to the Base Salary which is in effect as of the last day of the term of this agreement and with fringe benefits and an incentive bonus program reasonably comparable to those in effect as of the last day of the term of this agreement, then the Companies shall so notify the Executive in writing (the "Notice") promptly after such determination has been made. If the Executive receives the Notice at a time when there are less than twelve (12) months left in the term of this agreement and if the Executive does not remain in the employ of the Companies after the expiration of the term of this agreement, then after the expiration of the term of this agreement the Executive shall be entitled to receive the following payments and benefits from the
Companies:

(a) Continued payment of the Executive's Base Salary, at the annual rate in effect on the last day of the term of this agreement, until that date (the "Extended Payment Date") which is twelve (12) months after the date on which the Executive received the Notice; provided, that such payments shall be reduced by the aggregate amount of salary or consulting fees which the Executive derives from employment with another employer (for purposes of this Paragraph 12, the "Other Employment"), whether as an employee or as a consultant, during the period from March 6, 2000, through the Extended Payment Date (the "Extended Payment Period"). In no event, however, shall the Executive be required to repay to the Companies any portion of any payments made to the Executive pursuant to this subparagraph 12(a) for any periods prior to the periods during which the Executive earned such salary or consulting fees from the Other Employment.

(b) Continued participation in the following benefit plans or programs of the Companies which may be in effect from time to time, to the extent that continued participation by the Executive is permitted under the terms and conditions of such plans or programs (unless such continued participation is restricted or prohibited by applicable governmental regulations governing such plans or programs), until the first to occur of the expiration of the Extended Payment Period or (separately with respect to the termination of each benefit) the provision of a substantially equivalent benefit to the Executive by another employer of the Executive:

               (1) Group medical/hospital insurance, (2) Group dental insurance,
               (3) Group life insurance, (4) Executive life insurance, (5) Group long-term disability insurance, (6) Exec-U-Care medical expense reimbursement insurance, (7) Professional financial, tax, and estate planning services, (8) Automobile allowance, (9) Annual physical examination.

               If continued participation by the Executive in any of the foregoing benefit plans or programs of the Companies is not permitted under the terms and conditions of any of such plans or programs, then in lieu of continued participation in such plan or program the Companies shall pay to the Executive in cash an amount equal to the cost that the Companies would have incurred with respect to the Executive if the Executive were permitted to continue as a participant in such plan or program during the applicable period. The Companies agree not to unilaterally take any action which would prevent the Executive from continuing to participate in any of such plans or programs unless such action similarly affects all other participants in such plans or programs.

The Executive promptly shall notify the Companies of his acceptance of the Other Employment and of the amount of compensation and benefits which the Executive receives or is entitled to receive from the Other Employment during the Extended Payment Period. In the event of the Executive's death prior to the end of the Extended Payment Period, the payments and benefits provided for in this Paragraph 12 shall cease and terminate as of the date of the Executive's death, except as otherwise required by applicable law.

     13. NONDISCLOSURE. During the term of this agreement and thereafter, the Executive shall not, without the prior written consent of the Board or a person (other than the Executive) so authorized by the Board, disclose or use for any purpose (except in the course of his employment under this agreement and in furtherance of the business of the Companies or any of their respective subsidiaries) any confidential information or proprietary data of the Companies or any of their respective subsidiaries; provided, however, that confidential information shall not include any information then known generally to the public or ascertainable from public or published information (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Companies or their respective subsidiaries, as the case may be.

     14. SUCCESSORS AND ASSIGNS. This agreement and all rights under this agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors, and assigns. This agreement is personal in nature, and none of the parties to this agreement shall, without the written consent of the others, assign or transfer this agreement or any right or obligation under this agreement to any other person or entity, except as permitted by Paragraph 16.

     15. NOTICES. For purposes of this agreement, notices and other communications provided for in this agreement shall be deemed to be properly given if delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:               George R. Mihalko
                                        c/o Pamida, Inc.
                                        8800 "F" Street
                                        Omaha, Nebraska  68127

     If to the Companies:               Pamida, Inc. and Pamida
                                        Holdings Corporation
                                        Post Office Box 3856
                                        Omaha, Nebraska  68103
                                        Attn:  Chief Executive Officer

or to such other  address as either party may have  furnished to the other party
in  writing  in  accordance   with  this   paragraph.   Such  notices  or  other
communications shall be effective only upon receipt.

     16. MERGER, CONSOLIDATION, SALE OF ASSETS. In the event of (a) a merger of Pamida with another corporation in a transaction in which Pamida is not the surviving corporation, (b) the consolidation of Pamida into a new corporation resulting from such consolidation, (c) the sale or other disposition of all or substantially all of the assets of Pamida, the Companies may assign this agreement and all of the rights and obligations of the Companies under this agreement to the surviving, resulting, or acquiring entity (a "Permitted Assignee"); provided, that such surviving, resulting, or acquiring entity shall in writing assume and agree to perform all of the obligations of the Companies under this agreement; and provided further, that the Companies shall remain jointly and severally liable for the performance of their obligations under this agreement in the event of a failure of the Permitted Assignee to perform its obligations under this agreement.

     17. SIGNIFICANT CORPORATE EVENT. For purposes of this agreement, a "Significant Corporate Event" shall be deemed to have occurred upon the earlier of (i) the happening of any of the following events or (ii) the first public announcement of the anticipated happening of any of the following events: (a) Holdings ceases to own a majority of the outstanding Voting Shares of Pamida (unless such event results from the merger of Pamida into Holdings, with no change in the ownership of the Voting Shares of Holdings), (b) Pamida is merged or consolidated into a corporation other than Holdings, and at any time after such merger or consolidation becomes effective Holdings does not own a majority of the outstanding Voting Shares of the surviving or resulting corporation in such merger or consolidation, (c) Holdings is merged or consolidated into another corporation, and immediately after such merger or consolidation becomes effective the holders of a majority of the outstanding Voting Shares of Holdings immediately prior to the effectiveness of such merger or consolidation do not own a majority of the outstanding Voting Shares of the surviving or resulting corporation in such merger, (d) any person, entity, or group of persons within the meaning of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act") and the rules promulgated thereunder, other than 399 Venture Partners, Inc. or any of its affiliates (as defined in Rule 12b-2 under the 1934
Act), becomes the beneficial owner (within the meaning of Rule 13d-3 of the 1934
Act) of thirty percent (30%) or more of the outstanding Voting Shares of Holdings, or (e) the stockholders of Pamida vote (or act by written consent) to dissolve Pamida or to sell or otherwise dispose of all or substantially all of the property and assets of Pamida. For purposes of this Paragraph 17, "Voting Shares" of a corporation means the outstanding shares of capital stock of such corporation entitled to vote generally in the election of directors of such corporation.

     18. MISCELLANEOUS. No provision of this agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and is signed by the Executive and an officer of Holdings (other than the Executive) so authorized by the Board of Directors of Holdings. No waiver by any party to this agreement at any time of any breach by any other party of, or compliance by any other party with, any condition or provision of this agreement to be performed by such other party shall be deemed to be a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this agreement have been made by any party that are not expressly set forth in this agreement.

     19. REPRESENTATIONS OF COMPANIES. The Companies severally represent and warrant to the Executive that they have full legal power and authority to enter into this agreement and that the performance of their respective obligations under this agreement will not violate any agreement between the Companies, or either of them, and any other person, firm, or organization.

     20. NON-SOLICITATION OF EMPLOYEES. Until the later of (i) twelve (12) months after the effective date of the termination of the Executive's employment under this agreement or (ii) twelve (12) months after the last payment of Base Salary to the Executive pursuant to Paragraph 11 or Paragraph 12 (as the case may be), without the prior written consent of Holdings, the Executive agrees not to employ, solicit for employment, assist any other person in employing or soliciting for employment, or advise or recommend to any other person that such other person employ or solicit for employment any person who then is, or during any portion of the twelve (12) months prior to such employment or solicitation for employment was, an employee of the Companies (or either of them) or any of the Companies' respective subsidiaries.

     21. JOINT AND SEVERAL OBLIGATIONS. All of the obligations of the Companies under this agreement are joint and several; and neither the bankruptcy, insolvency, dissolution, merger, consolidation, reorganization, nor cessation of business or corporate existence of one of the Companies shall affect, impair, or diminish the obligations under this agreement of the other of the Companies. The compensation and benefits to which the Executive is entitled under this agreement are aggregate compensation and benefits, and the payment of such compensation or the provision of such benefits by one of the Companies shall to the extent of such payment or provision satisfy the obligations of the other of the Companies. The Companies may agree between themselves as to which of them will be responsible for some or all of the Executive's compensation and benefits under this agreement, but any such agreement between the Companies shall not diminish to any extent the joint and several liability of the Companies to the Executive for all of such compensation and benefits.

     22. TERMINATION OF PRIOR AGREEMENT. The Retention and Confidentiality Agreement dated February 21, 1996, between the Executive and Pamida hereby is terminated, effective as of the date of this agreement.

     23. VALIDITY. The invalidity or unenforceability of any provision or provisions of this agreement shall not affect the validity or enforceability of any other provision of this agreement, which other provision shall remain in full force and effect; nor shall the invalidity or unenforceability of a portion of any provision of this agreement affect the validity or enforceability of the balance of such provision.

     24.   COUNTERPARTS.   This   document  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single agreement.

     25. HEADINGS. The headings of the paragraphs contained in this document are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this agreement.

     26. APPLICABLE LAW. This agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of Nebraska.

     IN WITNESS WHEREOF, the Companies and the Executive have executed this agreement on the day and year first above written.


                                        PAMIDA HOLDINGS CORPORATION, a
                                        Delaware corporation

                                    By: /S/ STEVEN S. FISHMAN
                                        Steven S. Fishman, Chairman of the
                                        Board and Chief Executive Officer

                                        PAMIDA, INC., a Delaware corporation

                                    By: /S/ STEVEN S. FISHMAN
                                        Steven S. Fishman, Chairman of the
                                        Board and Chief Executive Officer

                                        /S/ GEORGE R. MIHALKO
                                        George R. Mihalko

             Attachment to Exhibit 10.31 - Executive Bonus Matrix

            Bonus as % of Pay - FYE98 Bonus Plan - George R. Mihalko

            Comp store sales increase
EBITDA       <3%     3.0%     4.0%     5.0%     6.0%     7.0%     8.0%     9.0%
===============================================================================
   <42        0        0        0        0        0        0        0        0
-------------------------------------------------------------------------------
    42      9.8%    11.9%    12.6%    13.3%    14.0%    14.7%    15.4%    16.1%
-------------------------------------------------------------------------------
    43     11.2%    13.6%    14.4%    15.2%    16.0%    16.8%    17.6%    18.4%
-------------------------------------------------------------------------------
    44     14.0%    17.0%    18.0%    19.0%    20.0%    21.0%    22.0%    23.0%
-------------------------------------------------------------------------------
    45     16.8%    20.4%    21.6%    22.8%    24.0%    25.2%    26.4%    27.6%
-------------------------------------------------------------------------------
    46     20.3%    24.7%    26.1%    27.6%    29.0%    30.5%    31.9%    33.4%
-------------------------------------------------------------------------------
    47     23.8%    28.9%    30.6%    32.3%    34.0%    35.7%    37.4%    39.1%
-------------------------------------------------------------------------------
    48     28.0%    34.0%    36.0%    38.0%    40.0%    42.0%    44.0%    46.0%
-------------------------------------------------------------------------------
    49     31.5%    38.3%    40.5%    42.8%    45.0%    47.3%    49.5%    51.8%
-------------------------------------------------------------------------------
    50     35.0%    42.5%    45.0%    47.5%    50.0%    52.5%    55.0%    57.5%
-------------------------------------------------------------------------------
    51     35.0%    42.5%    45.0%    47.5%    50.0%    52.5%    55.0%    57.5%
-------------------------------------------------------------------------------
    52     35.0%    42.5%    45.0%    47.5%    50.0%    52.5%    55.0%    57.5%
===============================================================================

                                   EXHIBIT A

                          "OTHER BENEFITS" RELATED TO
                    EMPLOYMENT AGREEMENT DATED MARCH 6, 1997
                        AMONG PAMIDA HOLDINGS CORPORATION
                  AND GEORGE R. MIHALKO, SENIOR VICE PRESIDENT



          Company paid Exec-U-Care insurance

          Company paid life insurance - $200,000

          Financial, legal counseling services - up to $10,000 annually

          Company car - combined with financial services maximum

          Annual physical examination

          Car phone - as needed

          Interest free loans - up to $50,000 approved by Chairman

          Spousal travel - where appropriate and approved

          Minimum vacation accrual * - 3 weeks

          Deferred compensation



*The greater of general employee vacation schedule or this list will be granted